Exhibit 3.121
ARTICLES OF INCORPORATION
OF
KANSAS HEALTHCARE MANAGEMENT COMPANY, INC
     The undersigned, acting as the incorporation of a corporation under the General Corporation Code of Kansas (the “Code”), adopts the following charter for such corporation:
ARTICLE I.
     The name of the corporation is KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.
ARTICLE II.
     The corporation is for profit.
ARTICLE III.
     The street address of the corporation’s principal office is:

327 Chestnut Street
Halstead, Kansas 67056
ARTICLE IV.
     The name of the corporation’s initial registered agent is Stephen J. Blaylock, with a registered office address of 833 North Waco, Riverfront Place, Wichita, Sedgwick County, Kansas 67203.
ARTICLE V.
     The name and address of the incorporator is:

Stephen J. Blaylock
Woodard, Blaylock, Hernandez, Roth & Day
833 N. Waco, Riverfront Place
Wichita, Kansas 67201-0127
ARTICLE VI.
     The number of shares of stock the corporation is authorized to issue is 1,000, no par value per share.

ARTICLE VII.
     The shareholders of the corporation shall not have preemptive rights.
ARTICLE VIII.
     The nature of the business or purposes to be conducted or promoted are:
(a)	General medical business development and management, and

(b)	To engage in any lawful conduct or activity for which corporations may be organized under the Kansas Corporation Code.
ARTICLE IX.
     The power to adopt, repeal and amend the bylaws of this corporation shall reside in the Board of Directors of this corporation.
ARTICLE X.
     To the fullest extent permitted by the Code as in effect on the date hereof and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director The Corporation shall indemnify and advance expenses to each director and officer of the Corporation, or any person who may have served at the request of the Corporation’s Board of Directors or its Chief Executive officer as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the. full extent allowed by the laws of the State of Kansas, both as now in effect and as hereafter adopted. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines than to do so is in the best interests of the Corporation. If the Code or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended from time to time. Any repeal or modification of this Article X. by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.
ARTICLE XI.
     The incorporator has established September 12, 1997, as the date to commence the corporation’s operations.

     IN WITNESS WHEREOF, I have subscribed my name thereto this 12th day of September, 1997.

/s/ Stephen J. Blaylock
STEPHEN J. BLAYLOCK

ACKNOWLEDGMENT

STATE OF KANSAS	)
) SS:
COUNTY OF SEDGWICK	)
     BE IT REMEMBERED that on this 12th day of September, 1997, before me the undersigned, a notary public in and for the County and State a aforesaid, came STEPHEN J. BLAYLOCK who is personally known to me to be the same person who executed the within instrument of writing, and such person duly acknowledged the execution of the same.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Elizabeth J. Tejeda
ELIZABETH J. TEJEDA Notary Public

My Commission Expires:
[SEAL]
10/12/98

9-21-1999

2521730

Secretary of State/Corporation Division

Change of Registered Office or Agent

Form RO

We, James M. Fleetwood Jr., President or Vice President and William F. Carpenter III, Secretary or Assistant Secretary of KANSAS HEALTHCARE MANAGEMENT COMPANY, INC. a corporation organized and existing under and by virtue of the laws of the state of KANSAS, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

4424 01 09-20-1999 11:01:32
2521730
53 CORPORATION CHANGE
$20.00

Do not write in this space.

Be it resolved that the Registered Office in the State of Kansas of said corporation be changed to:

Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee, Kansas 66603

Street and Number / Town or City / County / State / Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

Corporation Service Company

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

[signature]
President or Vice President

[signature]
Secretary or Assistant Secretary

FILED 99 SEP 20 PM 4:07 SECRETARY OF STATE KANSAS

State of Tennessee
County of Davidson } ss.

Before me, a Notary Public, came James M. Fleetwood Jr. President Vice President and William F. Carpenter III Secretary Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 17th day of September, 1999.

(Seal)

[signature]
Notary Public

My commission or appointment expires July 22, 2000

Please submit this form in duplicate, with $20 filing fee.

2521730

Secretary of State/Corporation Division

Change of Registered Office or Agent

Form RO

We, James M. Fleetwood Jr., (President) or Vice President and William F. Carpenter III (Secretary) or Assistant Secretary of KANSAS HEALTHCARE MANAGEMENT COMPANY, INC a corporation organized and existing under and by virtue of the laws of the state of KANSAS, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

4424 01 09-20-1999 11:01:32
2521730
53 CORPORATION CHANGE
$20.00

Do not write in this space.

Be it resolved that the Registered Office In the State of Kansas of said corporation be changed to:

Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee, Kansas 66603

Street and Number | Town or City | County | State | Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

Corporation Service Company

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

FILED
SECRETARY OF STATE
KANSAS
99 SEP 21 PM 4 07

[signature]
President or Vice President

[signature]
Secretary or Assistant Secretary

State of Tennessee
County of Davidson } ss.

Before me, a Notary Public, came James M Fleetwood (President) ~~Vice President~~ and William F. Carpenter III (Secretary) ~~Assistant Secretary~~ of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 15th day of September, 1999.

(Seal)

MARY KIM SHIPP
NOTARY PUBLIC AT LARGE
TENN.
DAVIDSON COUNTY

Mary Kim Shipp
Notary Public

My commission or appointment expires July 22, 2000

Please submit this form in dupli[cate]

2521730 19990921 R276 F 493

02004846

Rev 9/95 ck

12-20-1999 : 2840060056

164-347-7 (Other numbers listed on next pages)

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT'S OFFICE
IN COMPLIANCE WITH K.S.A. 17-6204

5713 05 12-29-1999 11:17:30
1643477
53 CORPORATION CHANGE
$20.00

I John H. Pelletier, Assistant Vice President of Corporation Service Company, do hereby certify for and on behalf of said corporation that Corporation Service Company, a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the corporations per the attached list.

I further certify that Corporation Service Company, as resident agent for the corporations named on the attached list, has maintained the registered office of each said corporation at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County, Kansas 66603, with the office of the Secretary of State.

I further certify that the new address to which such resident agent of each said corporation is hereby changed effective December 20, 1999, is 200 S.W. 30th Street, Topeka, Shawnee County, Kansas 66611, where, at said new address, such resident agent will thereafter maintain a registered office for each of the corporations per the attached list.

Dated: December 16, 1999

John H. Pelletier, Assistant Vice President

Attest:

Vicki Schreiber, Asst. Secretary

'99 DEC 21 AM 11 32
FILED
SECRETARY OF STATE
KANSAS

STATE OF NEW YORK)
) SS.:
COUNTY OF NEW YORK)

BE IT REMEMBERED that, on December 16th, 1999, before me, Merryl Wiener, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came John H. Pelletier, Assistant Vice President of Corporation Service Company, and Vicki Schreiber, Assistant Secretary of said corporation, who are known to me, and who each executed the foregoing Certificate of Change of Address of Resident Agent's Office before me and acknowledged the same to be his act and deed and the act and deed of said corporation, and acknowledged that the facts stated therein are true.

Given under my hand and official seal on December 16, 1999

Notary Public

Notarial Seal

MERRYL WIENER
Notary Public, State of New York
No. 41-4766750
Qualified in Queens County
Certificate Filed in New York County
Commission Expires July 31, 20__